Exhibit 21.1

Exhibit 21.1
Intellesale.com, Inc.

         List of Subsidiary Companies

Company Name                                              State of Incorporation
Bostek, Inc.                                              Massachusetts
Blue Star Electronics, Inc.                               New  Jersey
Consolidated Micro Components, Inc.                       Pennsylvania
Cybertech Station, Inc.                                   Pennsylvania
Data Path Technologies, Inc.                              New York
Elite Computer Services, Inc.                             New Jersey
GDB Software Services, Inc.                               New York
Micro Components International, Inc.                      Massachusetts
Norcom Resources, Inc.                                    Minnesota
Pizarro Re-Marketing, Inc.                                Texas
Port Parties, Ltd.                                        New York
Service Transport Company                                 New Jersey